Filed Pursuant to Rule 424(b)(3)
Registration No. 333-233761

PROSPECTUS

BGC GROUP, INC.

17,692,501 Shares of Class A Common Stock

This prospectus relates to 17,692,501 shares of our Class A common stock, par value $0.01 per share, which we refer to as our “Class A common stock,” that may be offered by BGC Group, Inc., which we refer to as “BGC Group,” from time to time in connection with business combination transactions, including acquisitions of other businesses, assets, properties or securities. In addition to the shares of our Class A common stock offered by this prospectus, we may offer other consideration in connection with such business combination transactions, including, but not limited to, cash, notes or other evidences of indebtedness that may be exchangeable for shares of our Class A common stock offered by this prospectus, assumption of liabilities or a combination of these types of consideration.

The amount and type of consideration that we will offer and the other specific terms of each business combination transaction will be determined by negotiations between our representatives and the owners or persons who control the businesses, assets, properties or securities to be acquired. We may structure business combination transactions in a variety of ways, including, but not limited to, acquiring stock, other equity interests or assets of the acquired business, merging the acquired business with us or one of our subsidiaries or acquiring the acquired business through one of our subsidiaries. We expect that the price of the shares of our Class A common stock that we issue will be reasonably related to the market price of our Class A common stock when we agree to the particular terms of a business combination transaction, when the business combination transaction is completed or when we issue the shares. We do not expect to receive any cash proceeds when we issue shares of our Class A common stock offered by this prospectus. If required, we will provide further information by means of a post-effective amendment to the registration statement or a supplement to this prospectus once we know the actual information concerning a specific transaction.

We will pay all expenses of any offerings of shares of our Class A common stock under this prospectus. We do not expect to pay underwriting discounts or commissions in connection with any issuance of the shares of our Class A common stock offered by this prospectus, although we may pay finder’s, investment banking or financial advisory fees to broker-dealers, including, but not limited to, our affiliate Cantor Fitzgerald & Co., which we refer to as “CF&Co,” and its affiliates, from time to time in connection with certain business combination transactions, and, in some cases, we may issue shares of our Class A common stock offered by this prospectus in full or partial payment of such fees. Any person receiving finder’s, investment banking or financial advisory fees may be deemed to be an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act of 1933, as amended, which we refer to as the “Securities Act.”

Our Class A common stock is traded on the Nasdaq Global Select Market under the symbol “BGC.” On July 10, 2023, the last reported sales price of our Class A common stock on the Nasdaq Global Select Market was $4.45 per share.

An investment in shares of our Class A common stock involves risks. See “Risk Factors” on page 10 of this prospectus, as well as the risks described under each of “Special Note on Forward-Looking Information,” “Forward-Looking Cautionary Statements,” and “Risk Factors” in our most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission, which we refer to as the “SEC,” and any updates to those risks contained in our subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K filed with the SEC, all of which we incorporate by reference herein.

Neither the SEC nor any state securities commission has approved or disapproved of these securities or determined if this prospectus or any applicable prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is July 11, 2023.

You should rely only on the information provided in this prospectus and any applicable prospectus supplement, as well as the information incorporated by reference into this prospectus and any applicable prospectus supplement. We have not authorized anyone to provide you with different information. We are not making an offer of shares of our Class A common stock in any jurisdiction where the offer is not permitted. You should not assume that the information in this prospectus, any applicable prospectus supplement or any documents incorporated by reference into this prospectus or any applicable prospectus supplement is accurate as of any date other than the date of the applicable document. Since the respective dates of this prospectus, any applicable prospectus supplement and the documents incorporated by reference into this prospectus or any applicable prospectus supplement, our business, financial condition, results of operations, liquidity and prospects might have changed.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the SEC using a shelf registration process. Under the shelf registration process, we may offer and sell shares of our Class A common stock as described in this prospectus in one or more business combination transactions. Any prospectus supplement may add, update or change the information contained in this prospectus. To the extent required, the information in this prospectus, including financial information, will be updated at the time of each offering. You should read carefully both this prospectus and any applicable prospectus supplement, together with the additional information described below.

This prospectus, any applicable prospectus supplement and the documents incorporated by reference herein or therein include important information about us, our Class A common stock, this offering, and other information you should know before investing. You should read this prospectus and any applicable prospectus supplement together with the additional information described under the headings “Where You Can Find More Information” and “Documents Incorporated by Reference” before investing in shares of Class A common stock.

Terms used in this prospectus, unless otherwise defined herein, have the meanings set forth in the “Glossary of Terms, Abbreviations and Acronyms” section of our latest Annual Report on Form 10-K filed with the SEC, which we refer to as the “Glossary,” and any updates to the Glossary or any new Glossary contained in our subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K filed with the SEC, all of which we incorporate by reference herein.

Effective at 12:02 am Eastern Time on July 1, 2023, BGC Partners, along with certain other entities, consummated a series of mergers and related transactions which resulted in it, as the predecessor company, becoming a wholly-owned subsidiary of BGC Group, the successor company (the “Corporate Conversion”). Except as otherwise indicated or the context otherwise requires, as used in this prospectus and any prospectus supplement, the terms the “Company,” “we,” “our,” and “us” refer to: (i) from after the effective time of the Corporate Conversion, BGC Group and its consolidated subsidiaries, including BGC Partners; and (ii) prior to the effective time of the Corporate Conversion, BGC Partners and its consolidated subsidiaries.

FORWARD-LOOKING CAUTIONARY STATEMENTS

This prospectus and the documents incorporated by reference into this prospectus contain forward-looking statements. Such statements are based upon current expectations that involve risks and uncertainties. Any statements contained herein or in documents incorporated by reference that are not statements of historical fact may be deemed to be forward-looking statements. For example, words such as “may,” “will,” “should,” “estimates,” “predicts,” “possible,” “potential,” “continue,” “strategy,” “believes,” “anticipates,” “plans,” “expects,” “intends,” and similar expressions are intended to identify forward-looking statements.

Our actual results and the outcome and timing of certain events may differ significantly from the expectations discussed in the forward-looking statements. Factors that might cause or contribute to such a discrepancy include, but are not limited to, the factors set forth below:

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macroeconomic and other challenges and uncertainties resulting from Russia’s Invasion of Ukraine, rising global interest rates, inflation and the Federal Reserve’s responses thereto, including increasing interest rates, fluctuations in the U.S. dollar, liquidity concerns regarding banking and financial institutions, changes in the U.S. and global economies and financial markets, including economic activity, employment levels, supply chain issues and market liquidity, and increasing energy costs, as well as the various actions taken in response to the challenges and uncertainties by governments, central banks and others, including consumer and corporate clients and customers;

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the impact of the COVID-19 pandemic, including possible successive waves or variants of the virus, the emergence of new viruses, the continued distribution of effective vaccines and governmental and public reactions thereto, the combined impact of the flu and other seasonal illnesses, and the impact of a return to office for our employees on our operations;

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market conditions, including rising interest rates, fluctuations in the U.S. dollar, trading volume, turmoil across regional banks and certain global investment banks, currency fluctuations and volatility in the demand for the products and services we provide, possible disruptions in trading, potential deterioration of equity and debt capital markets and cryptocurrency markets, the impact of significant changes in interest rates generally and on our ability to access the capital markets as needed or on reasonable terms and conditions;

•	pricing, commissions and fees, and market position with respect to any of our products and services and those of our competitors;

•	the effect of industry concentration and reorganization, reduction of customers, and consolidation;

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liquidity, regulatory, cash and clearing capital requirements and the impact of credit market events, rising interest rates, fluctuations in the U.S. dollar, and market uncertainty, and political events and conflicts and actions taken by governments and businesses in response thereto on the credit markets and interest rates;

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our relationships and transactions with Cantor and its affiliates, including CF&Co, and CCRE, our structure, the timing and impact of any possible changes to our structure, including the Corporate Conversion, any related transactions, conflicts of interest or litigation, including with respect to executive compensation matters, any impact of Cantor’s results on our credit ratings and associated outlooks, any loans to or from us or Cantor or the BGC OpCos, including the balances and interest rates thereof from time to time and any convertible or equity features of any such loans, CF&Co’s acting as our sales agent or underwriter under our CEO Program or other offerings, Cantor’s holdings of the Company’s Debt Securities, CF&Co’s acting as a market maker in the Company’s Debt Securities, CF&Co’s acting as our financial advisor in connection with potential acquisitions, dispositions, or other transactions, and our participation in various investments, stock loans or cash management vehicles placed by or recommended by CF&Co;

•	the realization of the anticipated structural, financial, tax, employee retention and other impacts of our Corporate Conversion;

•	the integration of acquired businesses and their operations and back office functions with our other businesses;

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the effect on our businesses of any extraordinary transactions, including the Corporate Conversion, the timing and terms of any such transaction, including potential dilution, taxes, costs, and other impacts, and our ability to complete such transaction on our anticipated schedule;

•	the rebranding of our current businesses or risks related to any potential dispositions of all or any portion of our existing or acquired businesses;

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market volatility as a result of the effects of rising interest rates, fluctuations in the U.S. dollar, global inflation rates, potential economic downturns, including recessions, and similar effects, which may not be predictable in future periods;

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economic or geopolitical conditions or uncertainties, the actions of governments or central banks, including the pursuit of trade, border control or other related policies by the U.S. and/or other countries (including U.S.-China trade relations), recent economic and political volatility in the U.K., rising political and other tensions between the U.S. and China, political and labor unrest, conflict in the Middle East, Russia, Ukraine or other jurisdictions, the impact of U.S. government shutdowns, elections, political unrest, boycotts, stalemates or other social and political developments, and the impact of terrorist acts, acts of war or other violence or political unrest, as well as natural disasters or weather-related or similar events, including hurricanes and heat waves as well as power failures, communication and transportation disruptions, and other interruptions of utilities or other essential services and the impacts of pandemics and other international health emergencies;

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risks inherent in doing business in international markets, and any failure to identify and manage those risks, as well as the impact of Russia’s ongoing Invasion of Ukraine and additional sanctions and regulations imposed by governments and related counter-sanctions, including any related reserves;

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the effect on our businesses, our clients, the markets in which we operate, and the economy in general of changes in the U.S. and foreign tax and other laws, including changes in tax rates, repatriation rules, and deductibility of interest, potential policy and regulatory changes in other countries, sequestrations, uncertainties regarding the debt ceiling and the federal budget, responses to rising global inflation rates, and other potential political policies;

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our dependence upon our key employees, our ability to build out successful succession plans, the impact of absence due to illness or leave of certain key executive officers or employees and our ability to attract, retain, motivate and integrate new employees, as well as the competing demands on the time of certain of our executive officers who also provide services to Cantor, Newmark and various other ventures and investments sponsored by Cantor;

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the effect on our businesses of changes in interest rates, changes in benchmarks, including the transition away from LIBOR, the transition to alternative benchmarks such as SOFR, the effect on our business and revenues of the fluctuating U.S. dollar, rising interest rates and market uncertainty, the level of worldwide governmental debt issuances, austerity programs, government stimulus packages, increases and decreases in the federal funds interest rate and other actions to moderate inflation, increases or decreases in deficits and the impact of changing government tax rates, and other changes to monetary policy, and potential political impasses or regulatory requirements, including increased capital requirements for banks and other institutions or changes in legislation, regulations and priorities;

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extensive regulation of our businesses and customers, changes in regulations relating to financial services companies and other industries, and risks relating to compliance matters, including regulatory examinations, inspections, investigations and enforcement actions, and any resulting costs, increased financial and capital requirements, enhanced oversight, remediation, fines, penalties, sanctions, and changes to or restrictions or limitations on specific activities, including potential delays in accessing markets, including due to our regulatory status and actions, operations, and compensatory arrangements, and growth opportunities, including acquisitions, hiring, and new businesses, products, or services;

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factors related to specific transactions or series of transactions, including credit, performance, and principal risk, trade failures, counterparty failures, and the impact of fraud and unauthorized trading;

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costs and expenses of developing, maintaining, and protecting our intellectual property, as well as employment, regulatory, and other litigation and proceedings, and their related costs, including judgments, indemnities, fines, or settlements paid and the impact thereof on our financial results and cash flows in any given period;

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certain financial risks, including the possibility of future losses, indemnification obligations, assumed liabilities, reduced cash flows from operations, increased leverage, reduced availability under our credit agreements, and the need for short- or long-term borrowings, including from Cantor, our ability to refinance our indebtedness, and changes to interest rates and liquidity or our access to other sources of cash relating to acquisitions, dispositions, or other matters, potential liquidity and other risks relating to our ability to maintain continued access to credit and availability of financing necessary to support our ongoing business needs, on terms acceptable to us, if at all, and risks associated with the resulting leverage, including potentially causing a reduction in our credit ratings and the associated outlooks and increased borrowing costs as well as interest rate and foreign currency exchange rate fluctuations;

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risks associated with the temporary or longer-term investment of our available cash, including in the BGC OpCos, defaults or impairments on our investments, joint venture interests, stock loans or cash management vehicles and collectability of loan balances owed to us by employees, the BGC OpCos or others;

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our ability to enter new markets or develop new products, offerings, trading desks, marketplaces, or services for existing or new clients, including our ability to develop new Fenics platforms and products, to successfully launch our FMX initiative and to attract investors thereto, the risks inherent in operating our cryptocurrency business and in safekeeping cryptocurrency assets, and efforts to convert certain existing products to a Fully Electronic trade execution, and to induce such clients to use these products, trading desks, marketplaces, or services and to secure and maintain market share;

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the impact of any restructuring or similar transactions, including the Corporate Conversion, on our ability to enter into marketing and strategic alliances and business combinations, attract investors or partners or engage in other transactions in the financial services and other industries, including acquisitions, tender offers, dispositions, reorganizations, partnering opportunities and joint ventures, the failure to realize the anticipated benefits of any such transactions, relationships or growth, and the future impact of any such transactions, relationships or growth on our other businesses and our financial results for current or future periods, the integration of any completed acquisitions and the use of proceeds of any completed dispositions, the impact of amendments and/or terminations of strategic arrangements, and the value of and any hedging entered into in connection with consideration received or to be received in connection with such dispositions and any transfers thereof;

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our estimates or determinations of potential value with respect to various assets or portions of our businesses, such as Fenics, including with respect to the accuracy of the assumptions or the valuation models or multiples used;

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our ability to manage turnover and hire, train, integrate and retain personnel, including brokers, salespeople, managers, technology professionals and other front-office personnel, back-office and support services, and departures of senior personnel;

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our ability to expand the use of technology and maintain access to the intellectual property of others for Hybrid and Fully Electronic trade execution in our product and service offerings, and otherwise;

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our ability to effectively manage any growth that may be achieved, including outside the U.S., while ensuring compliance with all applicable financial reporting, internal control, legal compliance, and regulatory requirements;

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our ability to identify and remediate any material weaknesses or significant deficiencies in our internal controls which could affect our ability to properly maintain books and records, prepare financial statements and reports in a timely manner, control our policies, practices and procedures, operations and assets, assess and manage our operational, regulatory and financial risks, and integrate our acquired businesses and brokers, salespeople, managers, technology professionals and other front-office personnel;

•	the impact of unexpected market moves and similar events;

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information technology risks, including capacity constraints, failures, or disruptions in our systems or those of the clients, counterparties, exchanges, clearing facilities, or other parties with which we interact, including increased demands on such systems and on the telecommunications infrastructure from remote working, cyber-security risks and incidents, compliance with regulations requiring data minimization and protection and preservation of records of access and transfers of data, privacy risk and exposure to potential liability and regulatory focus;

•	the effectiveness of our governance, risk management, and oversight procedures and impact of any potential transactions or relationships with related parties;

v

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the impact of our ESG or “sustainability” ratings on the decisions by clients, investors, ratings agencies, potential clients and other parties with respect to our businesses, investments in us, our borrowing opportunities or the market for and trading price of our Class A common stock, Company Debt Securities, or other matters;

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the fact that the prices at which shares of our Class A common stock are or may be sold in offerings, acquisitions, or other transactions may vary significantly, and purchasers of shares in such offerings or other transactions, as well as existing stockholders, may suffer significant dilution if the price they paid for their shares is higher than the price paid by other purchasers in such offerings or transactions;

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the impact of reductions to our dividends and the timing and amounts of any future dividends, including our ability to meet expectations with respect to payments of dividends and repurchases of shares of our Class A common stock, including from Cantor, our executive officers, other employees, and others, and the net proceeds to be realized by us from offerings of shares of our Class A common stock and Company Debt Securities, and our ability to pay any excise tax that may be imposed on the repurchase of shares; and

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the effect on the markets for and trading prices of our Class A common stock and Company Debt Securities of various offerings and other transactions, including offerings of our Class A common stock and convertible or exchangeable debt or other securities, our repurchases of shares of our Class A common stock, including in corporate or partnership restructurings, our payment of dividends on our Class A common stock, convertible arbitrage, hedging, and other transactions engaged in by us or holders of our outstanding shares, Company Debt Securities or other securities, share sales and stock pledge, stock loans, and other financing transactions by holders of our shares (including by Cantor or others), including of shares acquired pursuant to our employee benefit plans, unit exchanges and redemptions, corporate or partnership restructurings, acquisitions, conversions of shares of our Class B common stock and our other convertible securities into shares of our Class A common stock, and distributions of our Class A common stock by Cantor to its partners, including the April 2008 and February 2012 distribution rights shares.

The foregoing risks and uncertainties, and those incorporated by reference herein, may cause actual results to differ materially from the forward-looking statements. The information included or incorporated by reference is given as of the respective dates of this prospectus or the documents incorporated by reference into this prospectus, and future events or circumstances could differ significantly from such information. We do not undertake to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

SUMMARY

This summary highlights information contained elsewhere or incorporated by reference in this prospectus. This summary may not contain all of the information that is important to you, and it is qualified in its entirety by the more detailed information and financial statements, including the notes to those financial statements, appearing elsewhere or incorporated by reference in this prospectus. Please see the sections titled “Where You Can Find More Information” and “Documents Incorporated by Reference.” Before making an investment decision, we encourage you to consider the information contained in and incorporated by reference in this prospectus, including the risks referred to under the heading “Risk Factors” beginning on page 10 of this prospectus and in Item 1A of Part I of our most recent Annual Report on Form 10-K, and any updates to those risks included in subsequent Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K, all of which are incorporated by reference herein.

The Company

We are a leading global financial brokerage and technology company servicing the global financial markets.

Through brands including BGC®, Fenics®, GFI®, Sunrise Brokers™, Poten & Partners®, and RP Martin®, among others, our businesses specialize in the brokerage of a broad range of products, including fixed income such as government bonds, corporate bonds, and other debt instruments, as well as related interest rate derivatives and credit derivatives. Additionally, we provide brokerage products across FX, Equities, Energy and Commodities, Shipping, and Futures and Options. Our businesses also provide a wide variety of services, including trade execution, connectivity solutions, brokerage services, clearing, trade compression, and other post-trade services, information, and other back-office services to a broad assortment of financial and non-financial institutions.

Our integrated platform is designed to provide flexibility to customers with regard to price discovery, execution and processing of transactions, and enables them to use the Company’s Voice, Hybrid, or, in many markets, Fully Electronic brokerage services in connection with transactions executed either OTC or through an exchange. Through our Fenics® group of electronic brands, we offer a number of market infrastructure and connectivity services, including the Company’s Fully Electronic marketplaces, and the Fully Electronic brokerage of certain products that also may trade via the Company’s Voice and Hybrid execution platforms. The full suite of Fenics® offerings includes the Company’s Fully Electronic and Hybrid brokerage, market data and related information services, trade compression and other post-trade services, analytics related to financial instruments and markets, and other financial technology solutions. Fenics® brands also operate under the names Fenics®, FMX™, FMX Futures Exchange™, Fenics Markets Xchange™, Fenics Futures Exchange™, Fenics UST™, Fenics FX™, Fenics Repo™, Fenics Direct™, Fenics MID™, Fenics Market Data™, Fenics GO™, Fenics PortfolioMatch™, kACE2®, and Lucera®.

BGC, BGC Partners, BGC Trader, GFI, GFI Ginga, CreditMatch, Fenics, Fenics.com, FMX, Sunrise Brokers, Poten & Partners, RP Martin, kACE2, Capitalab, Swaptioniser, CBID, and Lucera are trademarks/service marks, and/or registered trademarks/service marks of BGC Partners, Inc. and/or its affiliates.

Our customers include many of the world’s largest banks, broker-dealers, investment banks, trading firms, hedge funds, governments, corporations, and investment firms. We have dozens of offices globally in major markets including New York and London, as well as in Bahrain, Beijing, Bogotá, Brisbane, Cape Town, Chicago, Copenhagen, Dubai, Dublin, Frankfurt, Geneva, Hong Kong, Houston, Johannesburg, Madrid, Manila, Melbourne, Mexico City, Miami, Milan, Monaco, Nyon, Paris, Perth, Rio de Janeiro, Santiago, São Paulo, Seoul, Shanghai, Singapore, Sydney, Tel Aviv, Tokyo, Toronto, Wellington, and Zurich.

As of March 31, 2023, we had 2,012 brokers, salespeople, managers, technology professionals and other front-office personnel across our businesses.

Corporate Conversion

We are a holding company with no direct operations, and our business is operated through two operating partnerships, BGC U.S. OpCo, which holds our U.S. businesses, and BGC Global OpCo, which holds our non-U.S. businesses. Prior to the July 1, 2023 closing of the Corporate Conversion, BGC Partners and BGC Holdings – which was a consolidated subsidiary of BGC Partners for accounting purposes – held, directly or indirectly and on a combined basis, 100% of the limited partnership interests in the BGC OpCos. The limited partners of BGC Holdings, in their capacities as such, participated in the economics of the BGC Opcos indirectly through BGC Holdings, and the stockholders of BGC Partners, in their capacities as such, participated in the economics of the BGC Opcos indirectly through BGC Partners. This structure is sometimes referred to as an Up-C structure.

When the Corporate Conversion was completed, the limited partners of BGC Holdings ceased participating in the economics of the BGC OpCos indirectly through BGC Holdings and instead began to participate in the economics of the BGC OpCos indirectly through BGC Group. The stockholders of BGC Partners also began to participate in the economics of the BGC OpCos indirectly through BGC Group. BGC Group has Class A common stock and Class B common stock with terms that are substantially similar to the Class A common stock of BGC Partners and Class B common stock of BGC Partners, respectively, prior to the Corporate Conversion. The Corporate Conversion therefore had the effect of transforming the organizational structure of the BGC entities from an Up-C structure to a simplified “Full C-Corporation” structure, and as a result of the Corporate Conversion, BGC Group indirectly owns 100% of the BGC OpCos, which entitles us to control each of BGC U.S. OpCo and BGC Global OpCo.

Executive Offices

Our executive offices are located at 499 Park Avenue, New York, New York 10022, while our international headquarters is located at 5 Churchill Place, Canary Wharf, London E14 5RD, United Kingdom. Our telephone number is (212) 610-2200. Our website is located at www.bgcg.com, and our e-mail address is info@bgcg.com.

The information contained on, or that may be accessed through, our website is not part of, and is not incorporated into, this prospectus.

The Offering

Shares of our Class A common stock offered by us:	This prospectus relates to 17,692,501 shares of our Class A common stock that we may offer from time to time in connection with business combination transactions, including acquisitions of other businesses, assets, properties or securities. In addition to the shares of our Class A common stock offered by this prospectus, we may offer other consideration in connection with such business combination transactions, including, but not limited to, cash, notes or other evidences of indebtedness, assumption of liabilities or a combination of these types of consideration.

Use of Proceeds:	We do not expect to receive any proceeds from these offerings other than the businesses, assets, properties or securities acquired.

Risk Factors	Investing in shares of our Class A common stock involves risks. Please read the information contained in and incorporated by reference under the heading “Risk Factors” on page 10 of this prospectus, and under similar headings in the other documents that are incorporated by reference into this prospectus. We incorporate by reference into this prospectus the “Risk Factor Summary” section of our latest Annual Report on Form 10-K filed with the SEC, which we refer to as the “Risk Factor Summary,” and any updates to the Risk Factor Summary contained in our subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K filed with the SEC, all of which we incorporate by reference herein.

Nasdaq Global Select Market Symbol	BGC

RISK FACTORS

An investment in shares of our Class A common stock involves risks and uncertainties. You should consider carefully the “Special Note on Forward-Looking Information,” “Forward-Looking Cautionary Statements,” and “Risk Factors” sections of our latest Annual Report on Form 10-K filed with the SEC, and any updates to those risk or new risk contained in our subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K filed with the SEC, all of which we incorporate by reference herein, as well as the other information included in this prospectus before making an investment decision. Any of those risks could significantly and negatively affect our businesses, financial condition, results of operations, cash flows, prospects and the trading price of our Class A common stock. You could lose all or part of your investment.

USE OF PROCEEDS

This prospectus relates to shares of our Class A common stock that we may offer from time to time in connection with business combination transactions, including acquisitions of other businesses, assets, properties or securities. We do not expect to receive any proceeds from these offerings other than the businesses, assets, properties or securities acquired.

We may also raise funds to finance business combination transactions from time to time through equity or debt financing, including borrowings under credit facilities.

PLAN OF DISTRIBUTION

This prospectus relates to 17,692,501 shares of our Class A common stock that may be offered by us from time to time in connection with business combination transactions, including acquisitions of other businesses, assets, properties or securities. In addition to the shares of our Class A common stock offered by this prospectus, we may offer other consideration in connection with such business combination transactions, including, but not limited to, cash, notes or other evidences of indebtedness, assumption of liabilities or a combination of these types of consideration.

The amount and type of consideration that we will offer and the other specific terms of each business combination transaction will be determined by negotiations between our representatives and the owners or persons who control the businesses, assets, properties or securities to be acquired. We may structure business combination transactions in a variety of ways, including, but not limited to, acquiring stock, other equity interests or assets of the acquired business, merging the acquired business with us or one of our subsidiaries or acquiring the acquired business through one of our subsidiaries. We expect that the price of the shares of our Class A common stock that we issue will be reasonably related to the market price of our Class A common stock when we agree to the particular terms of a business combination transaction, when the business combination transaction is completed or when we issue the shares. We do not expect to receive any cash proceeds when we issue shares of our Class A common stock offered by this prospectus. If required, we will provide further information by means of a post-effective amendment to the registration statement or a supplement to this prospectus once we know the actual information concerning a specific transaction.

We will pay all expenses of any offerings of shares of our Class A common stock under this prospectus. We do not expect to pay underwriting discounts or commissions in connection with any issuance of the shares of our Class A common stock or offered by this prospectus, although we may pay finder’s, investment banking or financial advisory fees to broker-dealers, including, but not limited to, CF&Co and its affiliates, from time to time in connection with certain business combination transactions, and, in some cases, we may issue shares of our Class A common stock offered by this prospectus in full or partial payment of such fees. Any person receiving finder’s, investment banking or financial advisory fees may be deemed to be an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act.

In an effort to maintain an orderly market in our Class A common stock or for other reasons, we may negotiate agreements with persons receiving shares of our Class A common stock offered by this prospectus that will limit the number of shares that they may sell at specified intervals. These agreements may be more or less restrictive than restrictions on sales made under various exemptions from the registration requirements of the Securities Act, including the requirements under Rule 144, and the persons party to these agreements may not otherwise be subject to the Securities Act requirements.

LEGAL MATTERS

The validity of the shares of our Class A common stock offered pursuant to this prospectus has been passed upon for us by Stephen M. Merkel, our Executive Vice President, General Counsel and Assistant Corporate Secretary. Mr. Merkel’s address is c/o BGC Group, Inc., 499 Park Avenue, New York, New York 10022. As of July 11, 2023 (other than as indicated), Mr. Merkel owned (i) 136,891 shares of our Class A common stock held directly, (ii) 43,468 shares of BGC Partners Class A common stock, par value $0.01 per share, held in Mr. Merkel’s 401(k) plan account as of June 30, 2023, which were converted into an equivalent number of shares of our Class A common stock in connection with the Corporate Conversion, and (iii) 6,258 shares of our Class A common stock held in various trusts for the benefit of Mr. Merkel’s family, of which Mr. Merkel’s spouse is the sole trustee.

EXPERTS

The consolidated financial statements and schedule of BGC Partners, Inc. appearing in BGC Partners, Inc.’s Annual Report (Form 10-K) for the year ended December 31, 2022, and the effectiveness of BGC Partners, Inc.’s internal control over financial reporting as of December 31, 2022 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements and schedule are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. These filings are also available to the public from the SEC’s website at www.sec.gov.

Our website address is www.bgcg.com. Through our website, we make available, free of charge, the following documents as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC: our Annual Reports on Form 10-K; our proxy statements for our annual and special stockholder meetings; our Quarterly Reports on Form 10-Q; our Current Reports on Form 8-K; Forms 3, 4 and 5 and Schedules 13D with respect to our securities filed on behalf of Cantor and CF Group Management, Inc., the general partner of Cantor, our directors and our executive officers; and amendments to those documents. Our website also contains additional information with respect to our industry and businesses. The information contained on, or that may be accessed through, our website is not part of, and is not incorporated in, this prospectus.

DOCUMENTS INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” in this prospectus the documents that we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. We incorporate by reference in this prospectus the following documents:

•	BGC Partners’ Annual Report on Form 10-K for the fiscal year ended December 31, 2022 filed with the SEC on March 1, 2023;

•	Amendment No. 1 to BGC Partners’ Annual Report on Form 10-K/A for the fiscal year ended December 31, 2022, filed with the SEC on April 28, 2023;

•	BGC Partners’ Definitive Consent Solicitation Statement, filed with the SEC on May 26, 2023;

•	BGC Partners’ Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2023, filed with the SEC on May 9, 2023;

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BGC Partners’ Current Reports on Form 8-K, filed with the SEC on January 27, 2023, February  27, 2023 (other than as indicated therein), March  14, 2023, May  3, 2023 (other than as indicated therein), May  23, 2023, and May 25, 2023;

•	BGC Group’s Current Report on Form 8-K12B, filed with the SEC on July 3, 2023;

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The description of the Class  A common stock contained in BGC Group’s Current Report on Form 8-K12B, including Exhibit 4.1 thereto, filed with the SEC on July 3, 2023, including any amendments or reports filed for the purpose of updating such description; and

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All documents subsequently filed by BGC Group with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the initial filing of the registration statement of which this prospectus is a part and before the completion of the offering of the shares of our Class A common stock included in this prospectus.

Any statement contained in this prospectus or any prospectus supplement, or in a document incorporated or deemed to be incorporated by reference herein or therein, shall be deemed to be modified or superseded to the extent that a statement contained herein, or in any subsequent prospectus supplement or in any subsequently filed document that also is incorporated or deemed to be incorporated by reference herein or therein, modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus or any prospectus supplement.

You may obtain copies of these documents, at no cost to you, from our website, www.bgcg.com, or by writing or telephoning us at the following:

Investor Relations

BGC Group, Inc.

499 Park Avenue

New York, New York 10022

(212) 610-2426

BGC GROUP, INC.